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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-3 Registration Statement (No. 333-77619) and related Prospectus dated May 11, 1999, and Prospectus Supplement dated June 15, 1999, of Vintage Petroleum, Inc. of our report dated February 24, 1999, included in Vintage Petroleum, Inc.'s Annual Report on Form 10-K dated March 12, 1999, and to all references to our Firm included in such Registration Statement and related Prospectus and Prospectus Supplement.

                                    /s/ ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
June 15, 1999